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EXHIBIT 23-- CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-66830, Form S-8 No. 2-96290 and Form S-8 No. 33-61861)
pertaining to The Varco 1980 Employee Stock Purchase Plan of Varco International, Inc. and in the related prospectuses of our report dated May 23, 1997, with respect to the financial statements of The Varco 1980 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended March 31, 1997.


ERNST & YOUNG LLP

Orange County, California
June 24, 1997

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